Delta Natural Gas Company, Inc.
                                  3617 Lexington Road
                              Winchester, Kentucky 40391


                    Notice To Common Shareholders Of Annual Meeting
                             To Be Held November 20, 2003



It is our pleasure to invite you to attend the Annual Meeting of Shareholders of Delta Natural Gas Company, Inc. that will be held at the principal office of the Company, 3617 Lexington Road, Winchester, Kentucky, on Thursday, November 20, 2003 at 10:00 a.m. for the purposes of:

(1)      Electing four Directors for three year terms expiring in 2006; and

(2)      Acting on such other business as may properly come before the meeting.

Holders of Common Stock of record at the close of business on October 6, 2003 will be entitled to vote at the meeting. If you plan to attend, please contact us as that will assist us in our planning. You can do this by calling Emily P. Bennett at 1-800-676-1933, extension 116, or by e-mail to ebennett@deltagas.com.



/s/Glenn R. Jennings

Glenn R. Jennings

President and Chief Executive Officer

Winchester, Kentucky
October 13, 2003

--------------------------------------------------------------------------------

To ensure proper representation at the meeting at a minimum of expense, it will be very helpful if you fill out, sign and return the enclosed proxy promptly.

--------------------------------------------------------------------------------

                             Proxy Statement

                     Delta Natural Gas Company, Inc.
                           3617 Lexington Road
                       Winchester, Kentucky 40391

                      Information Concerning Proxy



This solicitation of proxies is made by Delta Natural Gas Company, Inc. ("Delta" or "the Company"), upon the authority of Delta's Board of Directors and the costs associated with this solicitation will be borne by Delta. Management intends to use the mails to solicit all Shareholders and intends first to send this proxy statement and the accompanying form of proxy to Shareholders on or about October 13, 2003. Delta will provide copies of this proxy statement, the accompanying proxy and the Annual Report to brokers, dealers, banks and voting trustees and their nominees for mailing to beneficial owners and upon request therefor will reimburse such record holders for their reasonable expenses in forwarding solicitation materials. In addition to using the mails, proxies may be solicited by directors, officers and regular employees of Delta in person or by telephone, but without extra compensation. Computershare Investor Services, LLC, as part of its duties as registrar and transfer agent, mails Delta's proxy solicitation materials to shareholders. Fees for this service are included in the annual fee paid by Delta to Computershare for its services as registrar and transfer agent.

You may revoke your proxy at any time before it is exercised by giving notice to Mr. John F. Hall, Vice President - Finance, Secretary and Treasurer of Delta.


                          Election of Directors


Delta's Board of Directors is classified into three classes, with terms expiring in either 2003, 2004 or 2005. The terms of four Directors, Jane H. Green, Michael J. Kistner, Harrison D. Peet and Michael R. Whitley, are scheduled to end in 2003. Jane H. Green, Michael J. Kistner, Harrison D. Peet and Michael R. Whitley, are nominated to continue as Directors for a new three year term ending 2006.

If the enclosed proxy is duly executed and received in time for the meeting, and if no contrary specification is made as provided therein, the shares represented by this proxy will be voted for Jane H. Green, Michael J. Kistner, Harrison D. Peet and Michael R. Whitley as Directors of Delta. If one of them should refuse or be unable to serve, the proxy will be voted for such person as shall be designated by the Board of Directors to replace them as a Nominee. Management presently has no knowledge that any of the Nominees will refuse or be unable to serve.

     The names of Directors and Nominees and certain information about them are set forth below:

                               Additional Business
Name, Age and Position          Experience During            Period of Service
      Held With Delta               Last Five Years               As Director


Donald R. Crowe (2) - 69       Retired Senior Analyst        1966 to present
Director                       Department of Insurance
                               Commonwealth of Kentucky
                               Lexington, Kentucky

Jane H. Green (1) - 73         Retired Vice President -      1976 to present
Director                       Human Resources and
                               Secretary, Delta and
                               Delta's subsidiaries

Lanny D. Greer (2) -52         Chairman of the Board and     2000 to present
Director                       President, First National
                               Financial Corporation and
                               First National Bank
                               (commercial banking);
                               Manchester, Kentucky

Billy Joe Hall (2) - 66        Investment Broker,            1978 to present
Director                       LPL Financial Services
                               (general brokerage
                               services)
                               Mount Sterling, Kentucky

Glenn R. Jennings (3) - 54     President and Chief           1984 to present
Vice Chairman of the           Executive Officer and
Board, President and           Director of Delta's
Chief Executive Officer        subsidiaries

Michael J. Kistner (1) - 60    Consultant                    2002 to present
Director                       MJK Consulting
                               (financial consulting)
                               Pewee Valley, Kentucky

                                   Additional Business
 Name, Age and Position            Experience During           Period of Service
    Held With Delta                 Last Five Years               As Director


 Lewis N. Melton  (3) - 63        Professional Engineer         1999 to present
 Director                         Secretary
                                  Vaughn & Melton, Inc.
                                  Middlesboro, Kentucky
                                  (consulting engineering)

 Harrison D. Peet (1) - 83        Chairman of the Board of      1950 to present
 Chairman of the Board            Delta's subsidiaries

 Arthur E. Walker, Jr. (3) - 58   President                     1981 to present
 Director                         The Walker Company
                                  (general and highway
                                  construction)
                                  Mount Sterling, Kentucky

 Michael R. Whitley (1) - 60      Retired Vice-Chairman,        2000 to present
 Director                         President and Chief
                                  Operating Officer
                                  LG&E Energy Corp.
                                  (diversified utility)
                                  Louisville, Kentucky;
                                  Chairman of the Board,
                                  President and Chief
                                  Executive Officer
                                  KU Energy and Kentucky
                                  Utilities
                                  (electric utility)
                                  Lexington, Kentucky

(1)  Term expires November 20, 2003.

(2)  Term expires on date of Annual Meeting of Shareholders in 2004.

(3)  Term expires on date of Annual Meeting of Shareholders in 2005.

                          Committees and Board Meetings

Delta has an Audit Committee comprised of Messrs. Greer, Hall (Chairman), Kistner and Whitley. The Committee met six times during fiscal 2003. Delta's Board of Directors has adopted a written audit charter for the Audit Committee. Under the terms of the audit charter, the Committee is directly responsible for the appointment, compensation and oversight of the work of Delta's independent auditors. The audit charter also empowers the Committee to review audit results and financial statements, review the system of internal control and make reports and recommendations to the Board. The Committee is in compliance with its written charter.

Delta has a Nominating and Compensation Committee comprised of Mrs. Green and Messrs. Crowe (Chairman), Melton and Walker. See "Board Nominating and Compensation Committee Report on Executive Compensation" and "Compensation Committee Interlocks and Insider Participation." The Committee, which met five times during fiscal 2003, is empowered to make recommendations to the Board as to the compensation of the Board and Officers and any other personnel matters. The Committee also is empowered to present to the Board names of individuals who would make suitable Directors. The Committee will consider Nominees recommended by Shareholders, if such nominations are submitted in writing to the attention of Mr. Glenn R. Jennings at Delta's corporate office in Winchester, Kentucky.

Delta has an Executive Committee comprised of Messrs. Jennings, Peet (Chairman) and Walker. The Committee, which met one time during fiscal 2003, is empowered to act for and on behalf of the Board of Directors, during the interval between the meetings of the Board of Directors, in the management and direction of the business of the Company.

During fiscal 2003, Delta's Board of Directors held five meetings. All Directors attended 75% or more of the aggregate number of meetings of the Board of Directors and applicable committee meetings.

Each Non-Officer Director (except for the Chairman) receives a monthly Directors' fee of $700 and an additional retainer of $200 per month for service on each Board committee and an additional further retainer of $200 per month for service as the Chairman of each Board committee. Mr. Peet, as Chairman of the Board of Directors, is paid a monthly fee of $4,200. Mr. Jennings, as Vice-Chairman of the Board of Directors, is paid a monthly fee of $1,000. In 2003, Messrs. Crowe, Hall and Walker each received a bonus of $4,168. Mrs. Green and Messrs. Greer, Kistner, Melton and Whitley each received a bonus of $3,592. Mr. Peet, as Chairman of the Board of Directors, received a bonus of $17,096, and Mr. Jennings, as Vice Chairman of the Board of Directors, received a bonus of $3,880. In addition, each Director except Mr. Crowe was issued without cost to the Director one hundred shares of Delta's common stock in fiscal year 2003. Mr. Crowe received $2,282 in lieu of the common stock.


                                Officers of Delta
                                                                    Date Began
                                                                    In This
Name                         Position(1)                Age         Position(2)

John B. Brown (3)            Controller                 36           3/1/99


Johnny L. Caudill            Vice President -           54           3/1/95
                             Administration and
                             Customer Service

John F. Hall                 Vice President -           60           3/1/95
                             Finance, Secretary
                             and Treasurer

Alan L. Heath                Vice President -           56           5/21/84
                             Operations and
                             Engineering

Glenn R. Jennings            President and              54           11/17/88
                             Chief Executive Officer


(1) Each Officer is normally elected to serve a one year term. Each Officer's current term is scheduled to end on November 20, 2003, the date of the Board of Directors' meeting following the Annual Shareholders' Meeting, except Mr. Jennings has an employment contract in his present capacity through November 30, 2007 (see "Employment Agreement and Change in Control Agreements").

(2) All current Officers except Mr. Brown have functioned as Officers of Delta for at least five years.

(3) Mr. Brown was elected an Officer on March 1, 1999. Prior to that, Mr. Brown held the position of Manager - Accounting & Finance for 4 years.

                             Audit Committee Report

The Audit Committee is made up of directors who are independent, as defined in the applicable National Association of Securities Dealers listing standards. Consistent with the terms of its audit charter, the Committee meets periodically with Delta's independent auditors and its internal auditor (with and without management present) to discuss the auditors' findings and other financial and accounting matters.

As recommended by Delta's Audit Committee, Delta's Board of Directors dismissed Arthur Andersen LLP as its independent public accountant effective May 21, 2002. Arthur Andersen completed its review of the third quarter 2002 financial information and related regulatory filings and services for Delta. Arthur Andersen's reports on Delta's financial statements for the years ended June 30, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits for the years ended June 30, 2001 and 2000 and through the date of dismissal, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen, would have caused Arthur Andersen to make reference thereto in its report on Delta's financial statements. Also, during the years ended June 30, 2001 and 2000 and through the date of dismissal, there were no "reportable events", as such term is used in Item 304(a)(1)(v) of Regulation S-K.

On May 21, 2002, Delta's Board of Directors, upon recommendation of the Audit Committee, approved the selection of Deloitte & Touche LLP to serve as Delta's independent public accountant for the 2002 fiscal year. During the years ended June 30, 2001 and 2000 and through the date hereof, Delta did not consult Deloitte & Touche with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Delta's financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

The firm of Deloitte & Touche served as the Company's independent auditors for the fiscal year ended June 30, 2003. Representatives of Deloitte & Touche will be present at the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if they so desire.

All of the services provided under Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees were approved by the Audit Committee. The Committee has reviewed and discussed with management the audited financial statements for 2003, and the Committee recommended to the Board of Directors that the financial statements for 2003 be included in the Annual Report on Form 10-K for filing with the Securities and Exchange Commission. The Committee met with Deloitte & Touche and discussed Deloitte & Touche's independence, the results of its audit and other matters required to be discussed by applicable accounting standards (including SAS 61). The Committee has considered and evaluated the provision of non-audit services by Deloitte & Touche and has determined that the provision of such services was not incompatible with maintaining Deloitte & Touche's independence.

The following table sets forth the aggregate fees billed to the Company for the fiscal years ended June 30, 2003 and June 30, 2002 by the independent auditors:

                                                     June 30,
                                             2003                 2002
                                             ----                 ----

      Audit Fees  (1)                    $  181,500           $   75,200
      Audit-Related Fees  (2)                11,500               11,500
      Tax Fees (3)                            1,800                1,800
      All Other Fees                             --                 --
                                          -------------------------------

      Total Fees                         $  194,800           $   88,500
                                         ==========           ==========


(1) Includes fees for professional services rendered for the audit of the Company's annual financial statements and review of the Company's annual reports on Form 10-K for the fiscal years ended 2003 and 2002 and for reviews of the financial statements included in the Company's quarterly reports on Form 10-Q for the first three quarters of fiscal 2003. Also includes fees for professional services rendered in fiscal 2003 and 2002 in connection with Securities and Exchange Commission registration statements, issuance of auditor's consents and technical consultation for SFAS 143 and a pension plan amendment.The 2002 total includes $61,200 paid to Deloitte & Touche and $14,000 paid to Arthur Andersen.

(2) Includes fees for professional services rendered in fiscal 2003 and 2002 in connection with audits of employee benefit plans.

(3) Includes fees for professional services rendered in fiscal 2003 and 2002 in connection with tax return review.

The appointment of auditors is a matter for determination by the Audit Committee for which no shareholder approval or ratification is necessary. The Committee has selected Deloitte & Touche to audit the consolidated financial statements of the Company for fiscal year 2004. During fiscal 2004, Deloitte & Touche will provide Delta certain legally permissible, non-audit services. Deloitte & Touche has provided the Audit Committee with written assurance of its independence (as required by Independence Standards Board Standard No. 1).

The amended Audit Committee Charter, attached as Appendix A, governs the provision of audit and non-audit services by the Company's independent auditor. Pursuant to the Charter, the Committee will consider annually and, if appropriate, approve the provision of audit services (including audit review and attest services) by its independent auditor, and consider, and, if appropriate, pre-approve the provision of certain defined permitted non-audit services within a specified dollar limit. It will also consider on a case-by-case basis and, if appropriate, approve specific engagements that do not fit within the definition of pre-approved services or established fee limits. Any proposed engagement that does not fit within the definition of a pre-approved service or is not within the fee limits must be presented to the Committee for consideration (a) at its next regular meeting, (b) at a special meeting called to consider the proposed engagement, or (c) pursuant to a consent action of the Committee in time sensitive cases. The Committee will regularly review summary reports detailing all services (and related fees and expense) being provided to the Company by the independent auditor.


                                       Billy Joe Hall, Committee Chairman
                                       Lanny D. Greer
                                       Michael J. Kistner
                                       Michael R. Whitley

                   Board Nominating and Compensation Committee
                        Report on Executive Compensation

The Nominating and Compensation Committee of the Board of Directors is responsible for developing and making recommendations to the Board with respect to Delta's executive compensation. See "Committees and Board Meetings" and "Compensation Committee Interlocks and Insider Participation". All decisions by the Committee relating to the compensation of Delta's executive officers, including the Chief Executive Officer, are reviewed and given final approval by the full Board of Directors. During 2003, no decisions of the Committee were modified in any material way or rejected by the full Board.

The goal of the Committee in establishing the compensation for the Company's executive officers is to provide fair and appropriate levels of compensation that will ensure the Company's ability to attract and retain a competent and energetic management team.

Salaries for Delta's officers, including all executive officers and the Chief Executive Officer, are determined in a manner similar to that for all employees. Delta's compensation system was established with the assistance of compensation consultants. Salary ranges are developed for all positions in the Company through the use of external comparisons with other companies and are periodically adjusted. The salary ranges have a minimum and maximum compensation level. Salary increases for executive officers are recommended by the Committee, considering factors which include the overall raises budgeted for the Company, individual performance of the executive officers and their position in their individual pay ranges. There is no specific, quantified relationship between corporate performance and individual compensation.

There is no formal bonus plan for executive officers or the Chief Executive Officer. Bonuses have been paid in the past from time to time, at the discretion of the Board of Directors, based on the Company's overall performance and the contributions and performances of the individual officers and other employees. There has been no specific, quantified relationship between corporate performance and individual bonuses.

A summary of the compensation awarded to John B. Brown, Controller, Johnny L. Caudill, Vice President - Administration and Customer Service, John F. Hall, Vice President - Finance, Secretary and Treasurer, Alan L. Heath, Vice President
- Operations and Engineering and Glenn R. Jennings, President and Chief Executive Officer of the Company, is set forth in the "Summary Compensation Table". The components of Mr. Brown's, Mr. Caudill's, Mr. Hall's, Mr. Heath's and Mr. Jennings' 2003 salary packages are generally consistent with prior years.

                                    Donald R. Crowe,  Committee Chairman
                                    Jane H. Green
                                    Lewis N. Melton
                                    Arthur E. Walker, Jr.


Compensation Committee Interlocks and Insider Participation

During fiscal year 2003, Jane H. Green served as a member of our Board Nominating and Compensation Committee. Mrs. Green was formerly an officer of Delta and its subsidiaries, serving as Vice President - Human Resources and Secretary until her retirement in 1995.


Summary Compensation Table

The following table sets forth information for the last three fiscal years concerning the compensation of the Company's Chief Executive Officer and the other four (4) Executive Officers whose total annual salary and bonus exceeded $100,000.

                                                  Annual
       Name and                                Compensation               All
Principal Position               Year       Salary          Bonus        Other
                                                                        Compen-
                                                                       sation(1)


Glenn R. Jennings ..........      2003      $200,463      $ 75,720      $ 24,000
President and ..............      2002       188,014        30,372        24,000
Chief Executive ............      2001       182,066        43,200        24,000
Officer

John B. Brown ..............      2003        82,720        17,360          --
Controller .................      2002        75,510         6,400          --
                                  2001        70,344         8,719          --

Johnny L. Caudill ..........      2003       109,859        19,880          --
Vice President - ...........      2002       103,664         8,496          --
Administration and .........      2001        98,224        12,024          --
Customer Service

John F. Hall ...............      2003       109,347        20,240          --
Vice President - ...........      2002       103,133         8,456          --
Finance, Secretary .........      2001        97,224        11,965          --
and Treasurer

Alan L. Heath ..............      2003       124,113        29,560          --
Vice President - ...........      2002       115,857         9,600          --
Operations and .............      2001       108,677        13,024          --
Engineering

(1) During each of the last three fiscal years, Delta forgave a portion of the principal amount of a loan made by Delta to Mr. Jennings (see "Certain Relationships and Related Transactions" for a discussion of this loan).


                 Comparison of Five Year Cumulative Total Return
               Among the Company, Dow Jones Utilities Average and
                     Natural Gas Distribution Industry Index


The following graph sets forth a comparison of five year cumulative total return among the common shares of the Company, the Dow Jones Utilities Average and the Stifel, Nicolaus & Company, Incorporated Natural Gas Distribution Industry Index ("Industry Index") for the fiscal years indicated. Information reflected on the graph assumes an investment of $100 on June 30, 1998 in each of the common shares of the Company, the Dow Jones Utilities Average and the Industry Index. Cumulative total return assumes reinvestment of dividends. The Industry Index consists of six natural gas distribution companies chosen by Stifel, Nicolaus & Company, Incorporated. The Company is one of the companies included in the Industry Index.















                              1998     1999     2000     2001     2002     2003
                             -----    -----    -----    -----    -----    -----

Delta ......................  100.0     99.9     98.6    134.7    157.9    180.3

Dow Jones  Utilities Average  100.0    111.9    113.1    136.6    108.4    104.1

Industry Index .............  100.0     95.9     86.0    103.1    108.3    112.0

                    Estimated Annual Benefits Upon Retirement


Delta has a trusteed, non-contributory, defined benefit retirement plan. The following table illustrates the approximate pension benefits payable under the terms of the plan to employees retiring in 2003 at the normal retirement age of 65 assuming five years' average annual compensation and years of service as indicated:


Average Annual                Estimated Annual Benefits For
Compensation                     Years of Service Indicated
(Five Year
Average)              15          20             25           30             35
$100,000        $ 30,000    $ 40,000      $  51,000    $  61,000      $  71,000
  125,000         39,000      52,000         65,000       78,000         91,000
  150,000         47,000      63,000         79,000       94,000        110,000
  175,000         55,000      74,000         92,000      128,000        149,000
  200,000         63,000      85,000        106,000      128,000        149,000
  225,000         63,000      85,000        106,000      128,000        149,000


The plan is available to all employees as they become eligible. The basic retirement benefit is payable for 120 months certain and life thereafter, based upon a formula of 1.6% of the highest five years average monthly salary for each year of service on or after November 1, 2002 plus the frozen accrued benefit as of October 31, 2002. The frozen accrued benefit is based upon a formula of 1.8% of the highest five years average monthly salary for each year of service plus ..55% of the highest five years average monthly salary in excess of covered compensation for each year of service, not to exceed 35 years. The average monthly salary and years of service used in calculating the frozen accrued benefit is determined as of October 31, 2002. The compensation used to determine the average monthly salary under the plan includes only base salary of employees (see "Salary" in the "Summary Compensation Table") and is limited to a maximum of $200,000.

Upon termination of employment, single sum distributions are available up to $5,000. In the event of death, disability, Normal Retirement Age or Early Retirement Age, single sums are available regardless of the amount for benefits accrued prior to December 1, 2002. The $5,000 restriction applies to all accruals after December 1, 2002.

Mr. Brown, Mr. Caudill, Mr. Hall, Mr. Heath and Mr. Jennings have eight years, thirty-one years, twenty-four years, nineteen years, and twenty-four years, respectively, of credited service in the plan.

                            Employment Agreement and
                          Change in Control Agreements

Delta has an agreement with Mr. Jennings that provides for Mr. Jennings' employment in his present capacity through November 30, 2007, and such agreement automatically extends one additional year on each November 30, unless either Delta or Mr. Jennings delivers to the other notice that such automatic extension shall not occur. This agreement provides for the termination of Mr. Jennings' employment in the event of his death or disability or for cause. In addition, Mr. Jennings may terminate his employment following a change in control if he determines in good faith that, due to the change in control, either his continued employment is not in Delta's best interests or he is unable to carry out his duties effectively. A change in control is defined generally to include:
(i) the acquisition of 20% of Delta's voting stock by any entity, group or person; (ii) a change in the majority of Delta's Board of Directors; or (iii) certain organic changes involving Delta (e.g., reorganizations, mergers, share exchanges, consolidations, liquidations, sale of substantially all of Delta's assets, or similar transactions) that result in significant shifts in the ownership or control of Delta.

If Delta terminates Mr. Jennings' employment in violation of the agreement, Delta is required to continue to pay Mr. Jennings as severance pay his salary for the number of years remaining under the agreement, but in no event less than three years. If Mr. Jennings terminates his employment in good faith following a change in control, as described in the preceding paragraph, he is entitled to payment of the same total amount of severance pay described in the immediately preceding sentence, but in a lump sum payment, payable upon his termination. Mr. Jennings' current yearly salary is $216,000.

If Delta terminates Mr. Jennings in violation of the agreement, or if Mr. Jennings terminates his employment in good faith following a change in control, then, in addition to his severance pay, Mr. Jennings, for the years remaining under the agreement, but in no event less than three years, will continue to participate in all employee benefits and programs for which he otherwise would have been eligible and may at his option elect to receive title to the automobile then being provided to him by Delta, and Delta will forgive any remaining balance on the loan made to him (see "Certain Relationships and Related Transactions" for a description of this loan) and will pay Mr. Jennings an amount equal to any state or federal excise taxes he is required to pay as a result of payments made to him under the agreement.

Delta also has agreed to indemnify Mr. Jennings for actions taken by him in good faith while performing services for Delta and has agreed to provide liability insurance for lawsuits and to pay legal expenses arising from any such proceedings.

On March 1, 2000, Delta entered into agreements with Mr. Brown, Mr. Caudill, Mr. Hall and Mr. Heath. The terms of the agreements become operative with a change in control while Mr. Brown, Mr. Caudill, Mr. Hall and Mr. Heath, and are corporate officers of Delta. For the purpose of the agreements, a change in control is defined generally to include: (i) the acquisition of 20% of Delta's voting stock by any entity, group or person; (ii) a change in the majority of Delta's Board of Directors; or (iii) certain organic changes involving Delta (e.g., reorganizations, mergers, share exchanges, consolidations, liquidations, sale of substantially all of Delta's assets, or similar transactions) that result in significant shifts in the ownership or control of Delta.

The agreements provide that Mr. Brown, Mr. Caudill, Mr. Hall and Mr. Heath may continue in the employment of Delta in their customary positions for a period of three years immediately following a change in control. During this time they would receive compensation consisting of (i) a base salary which would be not less than the annual rate in effect on the day before the change in control, with such increase as may thereafter be awarded in accordance with Delta's regular compensation practices; and (ii) incentive and bonus awards not less than the annualized amount of any such awards paid to them for the twelve months ending on the date of a change in control. In addition, their agreements provide for the continuance, at not less than the levels immediately before the change in control, of their employee benefit plans and practices.

Under the agreements, if Mr. Brown, Mr. Caudill, Mr. Hall and Mr. Heath are terminated by Delta without cause during the three year period immediately following a change in control, their compensation and benefits and service credits under the employee benefit plans will be continued for the remainder of the period, but in no event for less than two years following termination of employment. The current yearly salaries of Mr. Brown, Mr. Caudill, Mr. Hall and Mr. Heath are $103,000, $124,000, $127,000 and $138,000, respectively. If so terminated without cause, Mr. Brown, Mr. Caudill, Mr. Hall and Mr. Heath may elect to receive their total base salary due as a lump sum payment and, in lieu of Delta's normal obligation to furnish them an automobile, may elect to receive title to the automobile then currently being furnished to them. Delta also agrees to pay Mr. Brown, Mr. Caudill, Mr. Hall and Mr. Heath an amount equal to any state or federal excise taxes they are required to pay as a result of payments made to them under the agreement. If Mr. Brown, Mr. Caudill, Mr. Hall and Mr. Heath determine that in good faith they cannot continue to fulfill their responsibilities as a result of a change in control, then that is to be considered termination without cause.

Delta has agreed to indemnify Mr. Brown, Mr. Caudill, Mr. Hall and Mr. Heath for actions taken by them in good faith while performing services for Delta and has agreed to provide liability insurance for lawsuits and to pay legal expenses arising from any such proceedings.

                          Security Ownership Of Certain
                      Beneficial Owners and Management (1)

                                 Amount and Nature
                                      Of Beneficial                  Percent Of
Name Of Owner                    Ownership(2)(3)(4)                    Stock

John B. Brown (5)                        619                             *

Johnny L. Caudill (5)                   3,585                            *

Donald R. Crowe (6) (7)                16,100                            *
                              (9,500 shares jointly owned)

Jane H.  Green  (6)                    11,034
                               (973 shares jointly owned)                *

Lanny D. Greer (6)                       300                             *

Billy Joe Hall (6)                      5,843                            *

John F. Hall (5)                         827                             *

Alan L. Heath (5)                       4,285                            *

Glenn R. Jennings (5) (6)               8,735                            *

Michael J. Kistner (6)                   100                             *

Lewis N. Melton (6)                    13,568                            *

Harrison D. Peet (6) (8)               16,856                            *
                              (14,600 shares jointly owned)

Arthur E. Walker, Jr. (6)              12,727                            *

Michael R. Whitley   (6)               12,300                            *


All Directors and Officers             106,879                          3.4%
as a Group (14 persons)        (25,073 shares jointly owned)

* Less than 1%.


(1)  The only class of stock issued and outstanding is Common Stock.

(2) Under the terms of Delta's Employee Stock Purchase Plan, all Officers and employees (with certain limited exceptions) have the right to contribute 1% of their July 1, 2003 annual salary level on a monthly basis. At the end of fiscal 2004, Delta will issue its Common Stock, based upon 2004 contributions, using an average of the high and low sale prices of Delta's stock as quoted in the National Association of Securities Dealers Automated Quotation National Market System on the last business day in June, 2004, and will match those shares so purchased. If employees cease to participate in the plan prior to year end, their contributions will be returned with no matching Company portion. The continuation and terms of the plan are subject to approval by Delta's Board of Directors on an annual basis. As a result, all the persons listed who are Officers (Directors, however, have no rights under this plan, unless they are also Officers) have the right to participate in the Plan in 2004. Stock acquired pursuant to the Plan during fiscal 2004 will not be issued until July, 2004. Accordingly, ownership figures in the above table do not include shares to be issued under the Plan for fiscal 2004.

(3) The persons listed, unless otherwise indicated in this column, are the sole beneficial owners of the reported securities and accordingly exercise both sole voting and sole investment power over the securities.

(4) The figures, which are as of August 1, 2003, are based on information supplied to Delta by its Officers and Directors.

(5)  Officer.

(6)  Director.

(7) The listed shares include 7,500 shares held by Mr. Crowe's wife and 600 shares held by his grandchildren.

(8)  The listed shares include 14,600 shares held by Mr. Peet's wife.



                 Certain Relationships and Related Transactions

Delta has an agreement with Glenn R. Jennings, President and Chief Executive Officer and a Director of Delta, under the terms of which Mr. Jennings received a secured loan of $160,000. The agreement provides that interest is to be paid by Mr. Jennings at the annual rate of 6%, payable monthly, with Delta forgiving $2,000 of the principal amount for each month of service Mr. Jennings completes. The outstanding balance on this loan was $130,000 as of August 31, 2003. The maximum amount outstanding during fiscal 2003 was $158,000.

                      Submission of Shareholders' Proposals

The Bylaws of Delta do not contain any requirement for shareholders to provide advance notice of proposals or nominations they intend to present at the annual meeting of shareholders.

Any proposal by a shareholder to be submitted for possible inclusion in Delta's proxy soliciting materials for its 2004 annual meeting of shareholders must be received by Delta no later than June 15, 2004.


                         Discretionary Voting Authority

Management is not aware of any other matters to be presented at the meeting of Shareholders to be held on November 20, 2003. However, if any other matters come before the meeting, it is intended that the Holders of proxies solicited hereby will vote such shares in their discretion.

Rule 14a-4 of the SEC's proxy rules allows Management to use discretionary authority to vote on a matter coming before an annual meeting of shareholders and not included in Management's proxy statement. This discretionary voting authority is limited to matters about which management does not have notice at least 45 days before the date on which management's prior year's proxy materials were first mailed to shareholders in connection with the prior year's annual meeting. In addition Management may also use discretionary voting authority if it received timely notice of such matters (as described in the preceding sentence) and if, in the proxy statement, it describes the nature of such matter and how Management intends to exercise its discretion to vote on the matter. Accordingly, for Delta's 2004 Annual Meeting of Shareholders, any such notice must be submitted to the Corporate Secretary of Delta on or before August 29, 2004.

This requirement is separate from the SEC's requirements that a shareholder must meet in order to have a shareholder proposal included in Delta's Proxy Statement, as described above in the section entitled "Submission of Shareholders' Proposals".


                              Financial Statements

Delta's 2003 Annual Report to Shareholders containing financial statements will precede or accompany the mailing of this proxy to Common Shareholders.

             Section 16(a) Beneficial Ownership Reporting Compliance

In accordance with Section 16(a) of the Securities Exchange Act of 1934 and Securities and Exchange Commission regulations, persons who own greater than 10 percent of the Company's equity securities, the Company's directors and officers are required to file reports of ownership and changes in ownership of such equity securities with the Securities and Exchange Commission and to furnish the Company with copies of all such reports they file.

Based solely on its review of copies of such reports received or written representations from certain reporting persons, the Company believes that during fiscal 2003 all filing requirements applicable to their respective directors and officers, and 10 percent shareholders were satisfied, except Donald R. Crowe and Lewis N. Melton each filed one late Form 4 related to one transaction each.


                           Incorporation By Reference

Portions of our Annual Report on Form 10-K for the fiscal year ended June 30, 2003 are incorporated by reference into this Proxy Statement. A copy of our Annual Report on Form 10-K for the fiscal year ended June 30, 2003 is being delivered to shareholders with this Proxy Statement.


                                  Other Matters

As of the close of business on October 6, 2003, the record date fixed for determination of voting rights, Delta had outstanding 3,179,084 shares of Common Stock, each share having one vote. A majority of the shares entitled to be cast on a matter constitutes a quorum for action on that matter. Once a share is represented for any purpose at the meeting, it will be deemed present for quorum purposes for the remainder of the meeting and any adjournment of the meeting (unless a new record date is set). If a quorum exists, action on a matter (other than the election of Directors) will be approved if the votes cast favoring the action exceed the votes cast opposing the action, unless a higher vote is required by law.

During November, 2002 Kentucky amended its constitution to eliminate mandatory cumulative voting for corporate directors. As a result, our directors are now elected by a plurality of votes cast at a meeting at which a quorum is present. A "plurality" means that the nominees with the largest number of votes are elected as directors up to the maximum number of directors to be chosen at the election. Our shareholders are no longer permitted to cumulate their votes.

Shares represented by a limited proxy, such as where a broker may not vote on a particular matter without instructions from the beneficial owner and no instructions have been received (i.e., "broker non-vote"), will be counted to determine the presence of a quorum but will not be deemed present for other purposes and will not be the equivalent of a "no" vote on a proposition. Shares represented by a proxy with instructions to abstain on a matter will be counted in determining whether a quorum is in attendance. An abstention is not the equivalent of a "no" vote on a proposition.

Under Kentucky law, there are no appraisal or similar rights of dissenters with respect to any matter to be acted upon at the Shareholders' meeting.

Any stockholder may obtain without charge a copy of Delta's Annual Report on Form 10-K, as filed with the Securities and Exchange Commission for the year ended June 30, 2003, by submitting a request in writing to: John F. Hall, Vice President - Finance, Secretary and Treasurer, Delta Natural Gas Company, Inc., 3617 Lexington Road, Winchester, KY 40391.

The above Notice and Proxy Statement are sent by order of the Board of Directors.

/s/John F. Hall

John F. Hall

Vice President - Finance,
Secretary and Treasurer

October 13, 2003

FORM OF PROXY


                           DELTA NATURAL GAS COMPANY, INC.
                               Holders of Common Stock
                                Appointment of Proxy

                       For the Annual Meeting of Shareholders
                     To Be Held November 20, 2003 at 10:00 a.m.
                      at the Principal Office of the Company at
                      3617 Lexington Road, Winchester, Kentucky


The undersigned hereby appoints Harrison D. Peet and Glenn R. Jennings, and either of them with power of substitution, as proxies to vote the shares of Common Stock of the undersigned in Delta Natural Gas Company, Inc. at the Annual Meeting of its Shareholders to be held November 20, 2003 and at any adjournments thereof, upon all matters that may properly come before the meeting, including the matters identified (and in the manner indicated) on the reverse side of this proxy and described in the proxy statement furnished herewith.


This proxy is solicited on behalf of the Board of Directors, which recommends votes FOR all items. It will be voted as specified. If not specified, the shares represented by this proxy will be voted FOR the listed Nominees.

Please sign and date this proxy on the reverse side, and return it promptly in the enclosed envelope.

A.    Election of Directors
      1.   Nominees for three year term expiring 2006:

                                                       For      Withheld

                    Jane H. Green
                    Michael J. Kistner
                    Harrison D. Peet
                    Michael R. Whitley






                                                  -------------------------
                                                       NUMBER OF SHARES




                                        SIGN EXACTLY AS NAME(S) APPEARS HEREON:

                                        X______________________________________

                                        X______________________________________

If joint account, each joint owner must sign. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing.

                             Date ____________________________, 2003

                                                                  APPENDIX A

                         DELTA NATURAL GAS COMPANY, INC.
                             AUDIT COMMITTEE CHARTER
                        AMENDED BY THE BOARD OF DIRECTORS
                                 AUGUST 18, 2003


I.   ORGANIZATION

     A. The Audit Committee is composed of not less than three members of the Board of Directors and shall meet the qualification requirements set forth in I.B.

     B.   The  Audit  Committee   shall  be  comprised   solely  of  independent
          Directors. To be independent, a Director:

          1. Shall not presently nor within the past three years have been an active officer or employee of the Company or its subsidiaries;

          2. Other than in his or her capacity as a member of the Audit Committee, the Board of Directors or any other board committee of the Company, shall not accept any consulting, advisory, or other compensatory fee from the Company or any subsidiary thereof, or be an affiliated person of the Company or any of its subsidiaries;

          3.   Shall  not   accept   compensation   from  the   Company  or  its
               subsidiaries in excess of $60,000 during the previous fiscal year, other than compensation for board service, benefits under a tax-qualified retirement plan or non-discretionary compensation;

          4. Shall not have a member of his or her immediate family who is or has been in the past three years employed by the Company or any of its affiliates as an executive officer. Immediate family includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in such person's home;

          5. Shall not be a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company's securities) that exceed 5% of the Company's or business organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years;

          6. Shall not be employed as an executive of another entity where any of the Company's executives serve on the entity's compensation committee; and

          7.   Shall not have any  relationship  which would  interfere with the
               exercise   of   independent   judgment   in   carrying   out  the
               responsibilities of a Director or Audit Committee member.

               C. All members of the Audit Committee shall be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement or shall become able to do so within a reasonable period of time after his or her appointment to the Audit Committee. Additionally, at least one member of the Audit Committee shall have (i) an understanding of generally accepted accounting principles and financial statements,
                    (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves, (iii) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company's financial statements, or experience actively supervising one or more persons engaged in such activities,
                    (iv) an understanding of internal controls and procedures for financial reporting, and (v) an understanding of audit committee functions.

                    One may acquire such preceding attributes through (i) education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involve the performance of similar functions, (ii) experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions,
                    (iii) experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements, or (iv) other relevant experience.

               D. The members of the Audit Committee, and a Chairman of the Committee, shall be approved by the Board of Directors and shall serve until their successors shall be duly elected and qualified. If a Chairman of the Audit Committee is not selected by the Board, the members of the Audit Committee shall designate a Chairman. The Chairman of the Audit Committee may convene a meeting of the Audit Committee at his/her option and discretion, in addition to regularly scheduled meetings.

               E. The Audit Committee is authorized to engage independent counsel and other advisers, as it determines necessary to carry out its duties.

               F. The Company will provide appropriate funding, as determined by the Audit Committee, for payment of:

                    1. Compensation to the accounting firm employed by the Company for the purpose of rendering or issuing an audit report or performing other audit, review or attest services for the Company; and

                    2.   Compensation  to  any  independent   counsel  or  other
                         advisers employed by the Audit Committee; and

                    3. Ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.


II.  PURPOSE:

     The primary purpose of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities by (i) reviewing financial information which will be provided to shareholders and others, (ii) reviewing the internal control systems which management and the Board have established, (iii) reviewing the performance of the internal auditors and the independent public accountants and (iv) appointing, overseeing, determining levels of compensation and, where appropriate, replacing the independent public accountants. The independent public accountants shall be accountable to the Company's Board of Directors and the Audit Committee as representatives of the Company's shareholders.


III. RESPONSIBILITIES AND DUTIES:

     The Audit Committee shall:

A.       General

     1. Be directly responsible for the appointment, compensation, and oversight of the work of the public accounting firm employed by the Company (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services, and such accounting firm shall report directly to the Audit Committee.

     2.   Meet with the independent public accountants and the internal auditor:

          a.   At least annually; and

          b.   At such other times as is appropriate.

     3. Have the power to conduct or authorize investigations into any matters within the scope of its responsibilities.

     4. Review its charter periodically and recommend to the Board of Directors appropriate changes to its charter.

B.   Relationship to the Independent Public Accountants

     1. Before the annual audit, meet with the independent public accountants, review the scope and nature of the audit engagement, and recommend changes wherever considered necessary.

     2. After completion of the audit, discuss with the independent public accountants:

          a. The results of the annual audit, including significant audit adjustments; and

          b.   Their view of the status of the Company's internal controls; and

          c. The impact on the financial statements of new pronouncements and prospective changes in accounting and auditing standards; and

          d.   Any changes in planned  scope and any  difficulties  encountered;
               and

          e.   The resolution of disagreements (if any) with management.

     3. Periodically consult with the independent public accountants out of the presence of management about internal controls, the quality of the Company's financial reporting, and the adequacy/capability of the financial staff given the business and changes in operations.

C.   Relationship to the Internal Auditor

     1. Communicate with the Company's internal auditor, review the internal audit scope, assess the internal audit work performed and recommend changes when necessary; and

     2. Review the internal audit work plan and scope for adequacy as it relates to the work of the independent public accountants; and

     3. Review any changes required in planned scope and any difficulties encountered; and

     4. Periodically consult with the internal auditor out of the presence of management.

D.   Policies

     1. Not engage the auditors at any point during the audit and professional engagement period to provide any of the following non-audit services:

          a. Bookkeeping or other services related to the accounting records or financial statements of the Company. Any services, unless it is reasonable to conclude that the results of these services will not be subject to audit procedures during an audit of the Company's financial statements, including:

               (i)  Maintaining or preparing the Company's  accounting  records;
                    or

               (ii) Preparing the Company's financial  statements that are filed with the Securities and Exchange Commission (the "Commission") or that form the basis of financial statements filed with the Commission; or

               (iii)Preparing  or   originating   source  data   underlying  the
                    Company's financial statements.

          b. Financial information systems design and implementation. Any services unless it is reasonable to conclude that the results of these services will not be subject to audit procedures during an audit of the Company's financial statements, including:

               (i)  Directly  or  indirectly   operating,   or  supervising  the
                    operation of, the Company's information system or managing the Company's local area network; or

               (ii) Designing or implementing a hardware or software system that aggregates source data underlying the financial statements or generates information that is significant to the Company's financial information systems taken as a whole.

          c. Appraisal or valuation services, fairness opinions, or contribution-in-kind reports. Any appraisal services, valuation services, or any services involving a fairness opinion or contribution-in-kind report for the Company, unless it is reasonable to conclude that the results of these services will not be subject to audit procedures during an audit of the Company's financial statements.

          d. Actuarial services. Any actuarially-oriented advisory services involving the determination of amounts recorded in the financial statements and related accounts for the Company other than assisting a client in understanding the methods, models, assumptions, and inputs used in computing an amount, unless it is reasonable to conclude that the results of these services will not be subject to audit procedures during an audit of the Company's financial statements.

          e. Internal audit outsourcing services. Any internal audit services that have been outsourced by the Company that relates to the Company's internal accounting controls, financial systems, or financial statements for the Company unless it is reasonable to conclude that the results of these services will not be subject to audit procedures during an audit of the Company's financial statements.

          f. Management functions. Acting, temporarily or permanently, as a director, officer, or employee of the Company, or performing any decision-making, supervisory, or ongoing monitoring function for the Company.

          g.   Human resources functions, including:

               (i) Searching for or seeking out prospective candidates for managerial, executive, or director positions; or

               (ii) Engaging in psychological  testing,  or other formal testing or evaluation programs; or

               (iii)Undertaking  reference checks of prospective  candidates for an executive or director position; or

               (iv) Acting as a  negotiator  on the  Company's  behalf,  such as determining position, status or title, compensation, fringe benefits, or other conditions of employment; or

               (v) Recommending, or advising the Company to hire, a specific candidate for a specific job (except that an accounting firm may, upon request by the Company, interview candidates and advise the Company on the candidate's competence for financial accounting, administrative, or control positions).

          h. Broker-dealer, investment adviser, or investment banking services. Acting as a broker-dealer (registered or unregistered), promoter, or underwriter, on behalf of the Company, making investment decisions on behalf of the Company or otherwise having discretionary authority over the Company's investments, executing a transaction to buy or sell the Company's investment, or having custody of assets of the Company, such as taking temporary possession of securities purchased by the Company.

          i. Legal services. Providing any service to the Company that, under circumstances in which the service is provided, could be provided only by someone licensed, admitted, or otherwise qualified to practice law in the jurisdiction in which the service is provided.

          j. Expert services unrelated to the audit. Providing an expert opinion or other expert services for the Company, or the Company's legal representative, for the purpose of advocating the Company's interests in litigation or in a regulatory or administrative proceeding or investigation, except that in any litigation or regulatory or administrative proceeding or investigation, the Company's auditors may provide factual accounts, including testimony, of work performed or explain the positions taken or conclusions reached during the performance of any services provided by the auditors for the Company.

          k. Any other services subsequently declared impermissible through the action of any proper governmental authority.

               2.   Preapprove all auditing services (which may entail providing
                    comfort    letters    in    connection    with    securities
                    underwritings).

               3. Preapprove all permissible non-audit services (including tax services), provided, however, that the auditor for the Company may not, contemporaneously with the audit, provide the Company with any of the non-audit services listed in subparagraphs D.1.a. through D.1.k., above.

               4. Report to the Board of Directors for disclosure in the Company's periodic reports under the Securities Exchange Act of 1934 any approval of non-audit services to be performed by the Company's auditors.

     5. Oversee the independence of the outside auditor. The Audit Committee shall, as a part of that responsibility:

          a. Review, annually, the independence of the independent public accountants; and

          b. Ensure the receipt of a formal written statement from the independent public accountants delineating relationships between the independent public accountants and the Company, consistent with Independence Standards Board Standard No. 1; and

          c. Engage in a dialogue with the independent public accountants with respect to any disclosed relationships or services that may impact the objectivity of the independent public accountants.

     6. Review matters within the scope of its duties, such as determining compliance with internal accounting controls and with regulations of governmental bodies; and review recommendations made by the Board of Directors, management, the independent public accountants, or the internal auditors to improve internal accounting controls, to enhance current management practices, or to adopt or change accounting principles.

     7. Review with management and the independent public accountants legal and regulatory matters that may have a material impact on the financial statements and related compliance policies.

E.       Communication and Reporting

     1.   Provide for a line of communication between the Board of Directors and
          both  internal   auditing   personnel  and  the   independent   public
          accountants.

     2. Report its findings to the Board of Directors after each Audit Committee meeting.